FOR IMMEDIATE RELEASE
Investors and Media:
Julie D. Tracy
Sr. Vice President, Chief Communications Officer Wright Medical Group, Inc. (901) 290-5817 julie.tracy@wmt.com

Wright Medical Group, Inc. Reports 2014 Second Quarter Financial Results

Second Quarter Global Foot and Ankle Net Sales Increase 26% As Reported and 25% Constant Currency

Second Quarter Sales from Continuing Operations Increase 19% As Reported and 19% Constant Currency

MEMPHIS, Tenn. - August 5, 2014 - Wright Medical Group, Inc. (NASDAQ: WMGI) today reported financial results for its second quarter ended June 30, 2014 and reiterated its previous guidance. As a result of the completed sale of the hip and knee business to MicroPort Medical B.V., a subsidiary of MicroPort Scientific Corporation (MicroPort), this business is reported as discontinued operations.

Net sales from continuing operations totaled $72.4 million during the second quarter ended June 30, 2014, representing a 19% increase as reported and 19% increase on a constant currency basis compared to the second quarter of 2013.

Robert Palmisano, president and chief executive officer, commented, “Our second quarter results reflected continued strong growth and the benefits of additional foot and ankle products from our Solana Surgical and OrthoPro transactions. As anticipated, we did experience some minor dis-synergies in the U.S. associated with these transactions during the quarter as well as the impact of one less selling day. We are confident that there will be strong acceleration in the second half of the year as we get the impacts of these anticipated, non-recurring events mostly behind us, benefit from an expanded sales force from the recent acquisitions and launch new products, in particular our new INFINITY ankle. Despite a significant stocking order that occurred last year in the second quarter, our International business grew 28% and continues to make good progress in our key markets. Execution of our Vital Few initiatives is on track, with continued focus on driving sales productivity gains in our U.S. foot and ankle business and building a fast-growing, international business.”

Palmisano continued, “We were particularly pleased to see another strong quarter of total ankle replacement sales growth, which was 29%, despite challenging comparisons and one less sales day this quarter. We are also off to a strong start with our new INFINITY ankle, which we launched in June. The INFINITY ankle extends our leadership position and multi-year competitive lead in total ankle technology and represents a significant near-term opportunity for Wright. This technology, combined with our new, streamlined go-to-market program should enhance our ability to lead in this underpenetrated segment. With the addition of INFINITY to our existing INBONE ankle products, Wright is first to offer best-in-class total ankle replacement systems that address the continuum of care for end-stage ankle arthritis patients. We expect INFINITY’s physician requested lower profile design and straightforward surgical approach will expand our access to less complicated primary cases and believe it will be an important catalyst in the ongoing market conversion from fusion procedures to total ankle replacement.”

Net loss from continuing operations for the second quarter of 2014 totaled $53.6 million or ($1.08) per diluted share, compared to net loss of $15.5 million or ($0.34) per diluted share in the second quarter of 2013.

Net loss from continuing operations for the second quarter of 2014 included the after-tax effects of a $18.5 million unrealized loss related to mark-to-market adjustments on contingent value rights (CVRs) issued in connection with the BioMimetic acquisition, $4.6 million of transaction and transition costs associated with recent acquisitions, $2.3 million of non-cash interest expense related to the 2017 Convertible Notes, $1.3 million of transition costs associated with the sale of the OrthoRecon business, $0.7 million of charges associated with distributor conversions and non-competes, and a $1.6 million U.S. tax provision within continuing operations to offset the tax benefit recorded within discontinued operations. Net loss for the second quarter of 2013 included the after-tax effects of $1.1 million of charges associated with distributor conversions and non-competes, $2.2 million of non-cash interest expense related to the 2017 Convertible Notes, $2.6 million of transition costs associated with the sale of the OrthoRecon business, $1.4 million of transition costs associated with the acquisition of BioMimetic, an unrealized gain of $1.0 million related to mark-to-market adjustments on derivatives, and an unrealized loss of $5.8 million related to mark-to-market adjustments on the CVRs issued in connection with the BioMimetic acquisition.

The Company's second quarter 2014 net loss from continuing operations, as adjusted for the above items, was $24.0 million, a decline from a net loss of $5.8 million in 2013, while diluted loss per share, as adjusted, decreased to ($0.48) in the second quarter of 2014 from ($0.13) in the second quarter of 2013. The attached financial tables include a reconciliation of U.S. GAAP to “as adjusted” results.

The Company's second quarter 2014 adjusted EBITDA from continuing operations, as defined in the GAAP to non-GAAP reconciliation provided later in this release, was negative ($11.6) million, compared to positive $0.6 million in the same quarter of the prior year. The attached financial tables include a reconciliation of U.S. GAAP to “as adjusted” results.

Cash and cash equivalents and marketable securities totaled $315.1 million as of the end of the second quarter of 2014, an increase of $132.1 million compared to the end of 2013, which was driven by the closing of the MicroPort, Solana Surgical and OrthoPro transactions.

Palmisano concluded, “Today we are the fastest growing, highest margin, Extremities-Biologics public company in the world. Through the remainder of the year, we intend to build on our lead. The launch of leading technologies, such as the INFINITY ankle system, in combination with our recent acquisitions, gives me confidence that we will continue to see accelerating revenue growth and improving EBITDA in our business throughout the year and will be an important component in driving sustained growth and greater shareholder value. In addition, I am very optimistic about our plan to expand our gross margins in a meaningful way through improving our supply chain and pricing initiatives. The potential benefits of these are very significant, and we expect to see strong progress in the second half of this year and be well-positioned for growth in 2015 and beyond.”

Outlook

The Company reiterates its previous guidance range for net sales from continuing operations, or Extremity and Biologics revenue, for 2014 of approximately $308 million to $312 million. This represents a growth rate of 27% to 29% (including Solana, OrthoPro and Biotech acquisitions). This range anticipates some potential minor, short-term dis-synergies due to the closing of the transactions with MicroPort, Biotech International, Solana Surgical and OrthoPro.

The Company reiterates its previously issued full-year 2014 adjusted EBITDA from continuing operations, as described in the GAAP to non-GAAP reconciliation provided later in this release, of negative $(20.0) million to negative $(15.0) million. The Company expects to exit 2014 with positive adjusted EBITDA.

The Company also reiterates its previously issued adjusted earnings per share from continuing operations, including stock-based compensation, for full-year 2014 of $(1.28) to $(1.38) per diluted share, based on approximately 49.9 million shares outstanding. While the amount of the non-cash stock-based compensation charges will vary depending upon a number of factors, the Company currently estimates that the after-tax impact of those expenses will be approximately $0.23 per diluted share for the full-year 2014.

The Company's earnings target and adjusted EBITDA from continuing operations target exclude non-compete and transition costs associated with converting a major portion of independent foot and ankle territories to direct; possible future acquisitions; other material future business developments; non-cash interest expense associated with the 2017 Convertible Notes; due diligence, transaction and transition costs associated with acquisitions and divestitures; impairment charges, mark-to-market adjustments to the CVRs and other adjustments to assets and liabilities associated with its BioMimetic acquisition, and non-cash mark-to-market derivative adjustments. Further, this earnings target and adjusted EBITDA target excludes any expenses, earnings or losses related to the OrthoRecon business.

The Company's anticipated ranges for net sales, earnings and adjusted EBITDA from continuing operations are forward-looking statements, as are any other statements that anticipate or aspire to future events or performance. They are subject to various risks and uncertainties that could cause the Company's actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the Company's actual performance. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.

Conference Call and Webcast

As previously announced, the Company will host a conference call starting at 3:30 p.m. Central Time today. The live dial-in number for the call is 866-318-8615 (U.S.) / 617-399-5134 (International). The participant passcode for the call is “Wright.” To access a simultaneous webcast of the conference call via the internet, go to the “Corporate - Investor Information” section of the Company's website located at www.wmt.com.

A replay of the conference call by telephone will be available starting at 5:30 p.m. Central Time today and continuing through August 12, 2014. To hear this replay, dial 888-286-8010 (U.S.) or 617-801-6888 (International) and enter the passcode 80143578. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the “Corporate - Investor Information - Audio Archives” section of the Company's website located at www.wmt.com.

The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, the Form 8-K filed with the SEC today, or otherwise available in the “Corporate - Investor Information - Supplemental Financial Information” section of the Company's website located at www.wmt.com.

The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.

About Wright Medical

Wright Medical Group, Inc. is a specialty orthopaedic company that provides extremity and biologic solutions that enable clinicians to alleviate pain and restore their patients’ lifestyles. The company is the recognized leader of surgical solutions for the foot and ankle market, one of the fastest growing segments in medical technology, and markets its products in over 60 countries worldwide. For more information about Wright Medical, visit www.wmt.com.

Non-GAAP Financial Measures

The Company uses non-GAAP financial measures, such as net sales, excluding the impact of foreign currency; operating income, as adjusted; net income, as adjusted; EBITDA, as adjusted; net income, as adjusted, per diluted share; effective tax rate, as adjusted; and free cash flow. The Company's management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company's operations, period over period. The measures exclude such items as costs associated with distributor conversions and non-competes, non-cash interest expense related to the Company's 2017 Convertible Notes, mark-to-market adjustments on derivative assets and liabilities, mark-to-market adjustments on CVRs and impairment and other charges to write down to fair value assets and liabilities acquired in the BioMimetic acquisition, transaction and transition costs, and impacts from the sale of the OrthoRecon business, all of which may be highly variable, difficult to predict and of a size that could have substantial impact on the Company's reported results of operations for a period. Management uses these measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

###

Cautionary Note Regarding Forward-Looking Statements

This press release may contain “forward-looking statements” as defined under U.S. federal securities laws, including statements about our outlook for 2014. These statements reflect management's current knowledge, assumptions, beliefs, estimates, and expectations and express management's current view of future performance, results, and trends. Forward-looking statements may be identified by their use of terms such as confident, anticipate, believe, could, estimate, expect, intend, may, plan, predict, project, will, and other similar terms. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements. The reader should not place undue reliance on forward-looking statements. Such statements are made as of the date of this press release, and we undertake no obligation to update such statements after this date. Risks and uncertainties that could cause our actual results to materially differ from those described in forward-looking statements in this press release are discussed in our filings with the Securities and Exchange Commission (including those described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013, and as may be supplemented in our Quarterly Reports on Form 10-Q). By way of example and without implied limitation, such risks and uncertainties include: future actions of th

e SEC, the United States Attorney's office, the FDA, the Department of Health and Human Services or other U.S. or foreign government authorities, including those resulting from increased scrutiny under the Foreign Corrupt Practices Act and similar laws, that could delay, limit or suspend our development, manufacturing, commercialization and sale of products, or result in seizures, injunctions, monetary sanctions or criminal or civil liabilities; continued liability for product liability claims on OrthoRecon products sold prior to divestiture of our OrthoRecon business or for post-market regulatory obligations on such products; disruptions resulting from loss of personnel, systems and infrastructure changes and transition services arrangements in connection with our OrthoRecon divestiture; failure to realize the anticipated benefits from our acquisitions or from divestiture of our OrthoRecon business; adverse outcomes in existing product liability litigation; new product liability claims; inadequate insurance coverage; copycat claims against our modular hip systems resulting from a competitor's recall of its modular hip product; failure or delay in obtaining FDA approval of Augment® Bone Graft for commercial sale in the United States; challenges to our intellectual property rights or inability to defend our products against the intellectual property rights of others; loss of key suppliers; failures of, interruptions to, or unauthorized tampering with our information technology systems; failure or delay in obtaining FDA or other regulatory approvals for our products; any actual or alleged breach of the Corporate Integrity Agreement to which we are subject through September 2015, which could expose us to significant liability, including exclusion from Medicare, Medicaid and other federal healthcare programs, potential criminal prosecution, and civil and criminal fines or penalties; the potentially negative effect of our ongoing compliance enhancements on our relationships with customers and on our ability to deliver timely and effective medical education, clinical studies, and new products; the possibility of private securities litigation or shareholder derivative suits; insufficient demand for and market acceptance of our new and existing products; recently enacted healthcare laws and changes in product reimbursements which could generate downward pressure on our product pricing; potentially burdensome tax measures; lack of suitable business development opportunities; inability to capitalize on business development opportunities; product quality or patient safety issues; geographic and product mix impact on our sales; inability to retain key sales representatives, independent distributors and other personnel or to attract new talent; inventory reductions or fluctuations in buying patterns by wholesalers or distributors; and the negative impact of the commercial and credit environment on us, our customers and our suppliers.

--Tables Follow--

Wright Medical Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data--unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Net sales	$72,364	$60,572	$143,426	$116,865
Cost of sales	20,006	14,564	37,423	28,261
Gross profit	52,358	46,008	106,003	88,604
Operating expenses:
Selling, general and administrative	72,055	50,543	140,703	101,252
Research and development	6,799	5,868	12,655	9,375
Amortization of intangible assets	2,675	2,778	4,862	4,384
Total operating expenses	81,529	59,189	158,220	115,011
Operating loss	(29,171)	(13,181)	(52,217)	(26,407)
Interest expense, net	4,172	3,990	8,308	7,935
Other expense (income), net	18,270	4,577	33,556	(1,272)
Loss from continuing operations before income taxes	(51,613)	(21,748)	(94,081)	(33,070)
Provision (benefit) for income taxes	1,970	(6,209)	(10,200)	(12,613)
Net loss from continuing operations	$(53,583)	$(15,539)	$(83,881)	$(20,457)
(Loss) income from discontinued operations, net of tax	(2,643)	(1,792)	(2,765)	11,561
Net loss	$(56,226)	$(17,331)	$(86,646)	$(8,896)

Net loss from continuing operations per share, basic	$(1.08)	$(0.34)	$(1.71)	$(0.47)
Net loss from continuing operations per share, diluted	$(1.08)	$(0.34)	$(1.71)	$(0.47)

Net loss per share, basic	$(1.13)	$(0.37)	$(1.76)	$(0.20)
Net loss per share, diluted	$(1.13)	$(0.37)	$(1.76)	$(0.20)

Weighted-average number of shares outstanding-basic	49,640	46,234	49,135	43,849
Weighted-average number of shares outstanding-diluted	49,640	46,234	49,135	43,849

Wright Medical Group, Inc.
Consolidated Sales Analysis
(dollars in thousands--unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2014	June 30, 2013	% change	June 30, 2014	June 30, 2013	% change
U.S.
Foot and Ankle	33,912	26,958	25.8%	67,039	54,720	22.5%
Upper Extremity	3,751	4,473	(16.1%)	7,404	8,587	(13.8%)
Biologics	11,071	10,381	6.6%	22,214	20,834	6.6%
Other	609	828	(26.4%)	1,637	1,260	29.9%
Total U.S.	$49,343	$42,640	15.7%	$98,294	$85,401	15.1%

International
Foot and Ankle	12,940	10,358	24.9%	25,814	17,673	46.1%
Upper Extremity	3,699	1,614	129.2%	6,524	3,562	83.2%
Biologics	5,080	4,710	7.9%	9,577	7,914	21.0%
Other	1,302	1,250	4.2%	3,217	2,315	39.0%
Total International	$23,021	$17,932	28.4%	$45,132	$31,464	43.4%

Global
Foot and Ankle	46,852	37,316	25.6%	92,853	72,393	28.3%
Upper Extremity	7,450	6,087	22.4%	13,928	12,149	14.6%
Biologics	16,151	15,091	7.0%	31,791	28,748	10.6%
Other	1,911	2,078	(8.0%)	4,854	3,575	35.8%
Total Sales	$72,364	$60,572	19.5%	$143,426	$116,865	22.7%

Wright Medical Group, Inc.
Supplemental Sales Information
(unaudited)

	Second Quarter 2014 Sales Growth/(Decline)
	Domestic As Reported	Int'l Constant Currency	Int'l As Reported	Total Constant Currency	Total As Reported
Product Line
Foot and Ankle	26%	22%	25%	25%	26%
Upper Extremity	(16%)	125%	129%	21%	22%
Biologics	7%	9%	8%	7%	7%
Other	(26%)	(2%)	4%	(12%)	(8%)
Total Sales	16%	26%	28%	19%	19%

Wright Medical Group, Inc.
Reconciliation of Net Sales to Net Sales Excluding the Impact of Foreign Currency
(dollars in thousands--unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2014		June 30, 2014
	International Net Sales	Total Net Sales	International Net Sales	Total Net Sales
Net sales, as reported	$23,021	$72,364	$45,132	$143,426
Currency impact as compared to prior period	(429)	(429)	(458)	(458)
Net sales, excluding the impact of foreign currency	$22,592	$71,935	$44,674	$142,968

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(in thousands, except per share data--unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Operating Income
Operating loss, as reported	$(29,171)	$(13,181)	$(52,217)	$(26,407)
Reconciling items impacting Gross Profit:
Inventory step-up amortization	615	195	1,219	302
Total	615	195	1,219	302
Reconciling items impacting Selling, General and Administrative expense:
Distributor conversions	51	334	156	691
Transition costs - OrthoRecon divestiture	1,296	2,623	3,545	2,623
Due diligence, transaction and transition costs - acquisitions (1)	4,592	1,446	9,745	8,943
Total	5,939	4,403	13,446	12,257
Reconciling items impacting Amortization of Intangible Assets:
Amortization of distributor non-competes	627	717	1,064	1,547
Operating loss, as adjusted	$(21,990)	$(7,866)	$(36,488)	$(12,301)
Operating loss, as adjusted, as a percentage of net sales	(30.4)%	(13.0)%	(25.4)%	(10.5)%
_______________________________
(1) For the three months ended March 31, 2013, amount includes $2.3 million of non-cash stock-based compensation expense related to the conversion of BioMimetic options to Wright Medical options.

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(in thousands, except per share data--unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
EBITDA
Net loss, as reported	$(53,583)	$(15,539)	$(83,881)	$(20,457)
Interest expense, net	4,172	3,990	8,308	7,935
Provision (benefit) for income taxes	1,970	(6,209)	(10,200)	(12,613)
Depreciation	4,599	3,503	8,840	6,949
Amortization of intangible assets	2,675	2,778	4,862	4,384
EBITDA	(40,167)	(11,477)	(72,071)	(13,802)
Reconciling items impacting EBITDA
Non-cash stock-based compensation expense (1)	3,778	2,892	6,098	4,505
Other expense (income), net	18,270	4,577	33,556	(1,272)
Inventory step-up amortization	615	195	1,219	302
Distributor conversions	51	334	156	691
Due diligence, transaction and transition costs	5,888	4,069	13,290	11,566
Adjusted EBITDA	$(11,565)	$590	$(17,752)	$1,990
Adjusted EBITDA as a percentage of net sales	(16.0)%	1.0%	(12.4)%	1.7%
_______________________________

(1) For the six months ended June 30, 2013, amount excludes $2.3 million of non-cash stock-based compensation expense related to the conversion of BioMimetic options to Wright Medical options, which is included in due diligence, transaction and transition costs.

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(in thousands, except per share data--unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Net Income
Loss before taxes, as reported	$(51,613)	$(21,748)	$(94,081)	$(33,070)
Pre-tax impact of reconciling items:
Inventory step-up amortization	615	195	1,219	302
Distributor conversion and non-competes	678	1,051	1,220	2,238
Non-cash interest expense on 2017 Convertible Notes	2,295	2,152	4,554	4,269
Derivatives mark-to-market adjustment	—	(1,000)	1,000	1,000
Transition costs - OrthoRecon divestiture	1,296	2,623	3,545	2,623
Due diligence, transaction and transition costs (1)	4,592	1,446	9,745	8,943
CVR mark-to-market adjustments	18,499	5,840	32,794	5,840
Gain on previously held investment in BioMimetic	—	—	—	(7,798)
Loss before taxes, as adjusted	(23,638)	(9,441)	(40,004)	(15,653)
Provision (benefit) for income taxes, as reported	$1,970	$(6,209)	$(10,200)	$(12,613)
U.S. tax impact resulting from gain in discontinued operations	(1,646)	—	10,716	—
Inventory step-up amortization	—	76	—	118
Distributor conversion and non-competes	—	410	—	874
Non-cash interest expense on 2017 Convertible Notes	—	855	—	1,673
Derivatives mark-to-market adjustment	—	(378)	—	400
Transaction and transition costs - OR divestiture	—	1,025	—	1,025
Due diligence, transaction and transition costs	—	565	—	2,003
Provision (benefit) for income taxes, as adjusted	$324	$(3,656)	$516	$(6,520)
Effective tax rate, as adjusted	(1.4)%	38.7%	(1.3)%	41.7%
Net loss, as adjusted	$(23,962)	$(5,785)	$(40,520)	$(9,133)

Weighted-average number of shares outstanding-diluted	49,640	46,234	49,135	43,849
Net loss from continuing operations, as adjusted, per diluted share	$(0.48)	$(0.13)	$(0.82)	$(0.21)
_______________________________
(1) For the six months ended June 30, 2013, amount includes $2.3 million of non-cash stock-based compensation expense related to the conversion of BioMimetic options to Wright Medical options.

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(continued)

	Three Months Ended		Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Net Income per Diluted Share
Net loss from continuing operations, as reported, per diluted share	$(1.08)	$(0.34)	$(1.71)	$(0.47)
U.S. tax impact resulting from gain in discontinued operations	0.03	0.00	(0.22)	0.00
Inventory step-up amortization	0.01	0.00	0.02	0.00
Distributor conversion and non-competes	0.01	0.01	0.02	0.03
Non-cash interest expense on 2017 Convertible Notes	0.05	0.03	0.09	0.06
Derivatives mark-to-market adjustment	—	(0.01)	0.02	0.01
CVR mark-to-market adjustments	0.37	0.13	0.67	0.14
Transition costs - OrthoRecon divestiture	0.03	0.03	0.07	0.04
Due diligence, transaction and transition costs	0.09	0.02	0.20	0.17
Gain on previously held investment in BioMimetic	—	—	—	(0.19)
Net loss from continuing operations, as adjusted, per diluted share (1)	$(0.48)	$(0.13)	$(0.82)	$(0.21)
___________________________
(1) Reconciling items may not add to total net income, as adjusted, per diluted share due to rounding differences.

Wright Medical Group, Inc.
Reconciliation of Free Cash Flow
(dollars in thousands--unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Net cash used in operating activities	$(24,350)	$10,923	$(51,590)	$5,755
Capital expenditures	(16,448)	(5,995)	(24,284)	(9,735)
Free cash flow	$(40,798)	$4,928	$(75,874)	$(3,980)

Wright Medical Group, Inc.
Segment Information
(in thousands, except per share data--unaudited)

	Three Months Ended June 30, 2014
	U.S.	International	BioMimetic	Corporate	Other (1)	Total
Sales	$49,343	$23,021	$—	$—	$—	$72,364
Gross profit	37,925	15,125	—	(77)	(615)	52,358
Operating income (loss)	786	25	(3,393)	(19,408)	(7,181)	(29,171)
Operating income (loss) as a percent of net sales	1.6%	0.1%	N/A	N/A	N/A	(40.3%)

Depreciation Expense	2,383	764	108	1,344	—	4,599
Amortization Expense	1,431	539	77	1	627	2,675
Non-cash stock-based compensation expense	—	—	—	3,778	—	3,778
Other	—	—	—	—	6,554	6,554
Adjusted EBITDA	4,600	1,328	(3,208)	(14,285)	—	(11,565)
_______________________________
(1) Other consists exclusively of the reconciling items from Operating Income, as reported, to Operating Income, as adjusted, as included in the reconciliations above.

	Three Months Ended June 30, 2013
	U.S.	International	BioMimetic	Corporate	Other (1)	Total
Sales	$42,640	$17,932	$—	$—	$—	$60,572
Gross profit	35,263	11,083	—	(143)	(195)	46,008
Operating income (loss)	6,099	3,322	(3,862)	(13,425)	(5,315)	(13,181)
Operating income (loss) as a percent of net sales	14.3%	18.5%	N/A	N/A	N/A	(21.8%)

Depreciation Expense	2,196	533	117	657	—	3,503
Amortization Expense	1,803	89	169	—	717	2,778
Non-cash stock-based compensation expense	—	—	—	2,892	—	2,892
Other	—	—	—	—	4,598	4,598
Adjusted EBITDA	10,098	3,944	(3,576)	(9,876)	—	590
_______________________________
(1) Other consists exclusively of the reconciling items from Operating Income, as reported, to Operating Income, as adjusted, as included in the reconciliations above.

	Six Months Ended June 30, 2014
	U.S.	International	BioMimetic	Corporate	Other (1)	Total
Sales	$98,294	$45,132	$—	$—	$—	$143,426
Gross profit	77,778	29,632	—	(188)	(1,219)	106,003
Operating income (loss)	6,465	828	(6,784)	(36,997)	(15,729)	(52,217)
Operating income (loss) as a percent of net sales	6.6%	1.8%	N/A	N/A	N/A	(36.4%)

Depreciation Expense	4,678	1,405	217	2,540	—	8,840
Amortization Expense	2,527	1,117	153	1	1,064	4,862
Non-cash stock-based compensation expense	—	—	—	6,098	—	6,098
Other	—	—	—	—	14,665	14,665
Adjusted EBITDA	13,670	3,350	(6,414)	(28,358)	—	(17,752)
_______________________________
(1) Other consists exclusively of the reconciling items from Operating Income, as reported, to Operating Income, as adjusted, as included in the reconciliations above.

	Six Months Ended June 30, 2013
	U.S.	International	BioMimetic	Corporate	Other (1)	Total
Sales	$85,401	$31,464	$—	$—	$—	$116,865
Gross profit	69,127	20,070	—	(291)	(302)	88,604
Operating income (loss)	13,085	5,514	(5,173)	(25,727)	(14,106)	(26,407)
Operating income (loss) as a percent of net sales	15.3%	17.5%	N/A	N/A	N/A	(22.6%)

Depreciation Expense	4,341	1,165	156	1,287	—	6,949
Amortization Expense	2,418	164	255	—	1,547	4,384
Non-cash stock-based compensation expense (2)	—	—	—	4,505	—	4,505
Other	—	—	—	—	12,559	12,559
Adjusted EBITDA	19,844	6,843	(4,762)	(19,935)	—	1,990
_______________________________
(1) Other consists exclusively of the reconciling items from Operating Income, as reported, to Operating Income, as adjusted, as included in the reconciliations above.

(2) For the six months ended June 30, 2013, amount excludes $2.3 million of non-cash stock-based compensation expense related to the conversion of BioMimetic options to Wright Medical options, which is included in due diligence, transaction and transition costs.

Wright Medical Group, Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands--unaudited)

	June 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$307,954	$168,534
Marketable securities	7,190	6,898
Accounts receivable, net	54,893	45,817
Inventories	79,584	72,443
Prepaid expenses and other current assets	59,446	69,608
Current assets held for sale	—	142,015
Total current assets	509,067	505,315

Property, plant and equipment, net	89,261	70,515
Goodwill and intangible assets, net	268,523	157,683
Marketable securities	—	7,650
Other assets	133,041	133,845
Other assets held for sale	—	132,443
Total assets	$999,892	$1,007,451

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$14,981	$3,913
Accrued expenses and other current liabilities	111,337	80,117
Current portion of long-term obligations	4,724	4,174
Current liabilities held for sale	—	31,221
Total current liabilities	131,042	119,425
Long-term obligations	275,606	271,227
Other liabilities	151,441	155,686
Other liabilities held for sale	—	1,399
Total liabilities	558,089	547,737

Stockholders' equity	441,803	459,714
Total liabilities and stockholders' equity	$999,892	$1,007,451